SCORPEX INTERNATIONAL, INC.
(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013 and 2012

CONTENTS

SCORPEX INTERNATIONAL, INC.
(A Development Stage Company)
Consolidated Balance Sheets

ASSETS

	September 30, 2013	September 30, 2012
CURRENT ASSETS		
Cash	$ 33,611	$ 20,579
Prepaid expenses	-	90,000
Total Current Assets	33,611	110,579
TOTAL ASSETS	$ 33,611	$ 110,579

LIABILITIES AND STOCKHOLDERS' DEFICIT

	September 30, 2013	September 30, 2012
CURRENT LIABILITIES		
Accounts payable and accrued liabilities	$ 34,671	$ 30,397
Accrued interest payable	899,857	625,488
Notes payable	621,450	613,750
Notes payable - related parties	3,079,140	2,931,100
Total Current Liabilities	4,635,118	4,200,735
STOCKHOLDERS' DEFICIT		
Preferred stock, 10,000,000 shares authorized at par value of $0.001, 10,000,000 shares issued and outstanding	10,000	10,000
Common stock, 500,000,000 shares authorized at par value of $0.001; 211,123,649 shares issued and outstanding	211,124	211,124
Additional paid-in capital	76,371,298	76,371,298
Accumulated deficit	(81,193,929)	(80,682,578)
Total Stockholders' Deficit	(4,601,507)	(4,090,156)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 33,611	$ 110,579

The accompanying notes are an integral part of these consolidated financial statements.

SCORPEX INTERNATIONAL, INC.
(A Development Stage Company)
Consolidated Statements of Operations

	For the Year Ended September 30, 2013	For the Year Ended September 30, 2012	From inception on April 22, 2010 through September 30, 2013
REVENUES	$ -	$ -	$ -
OPERATING EXPENSES			
General and administrative	2,674	5,699	118,146
Impairment of fixed assets	-	-	144,120
Impairment of goodwill	-	-	3,632,400
Bad debt expense	-	-	151,000
Officer compensation	139,308	70,613,230	70,752,538
Legal and professional	95,000	2,351,894	5,449,771
Total Operating Expenses	236,982	72,970,823	80,247,975
LOSS FROM OPERATIONS	(236,982)	(72,970,823)	(80,247,975)
OTHER EXPENSES			
Loss on renegotiation of debt	-	-	(37,880)
Interest expense	(274,369)	(266,439)	(908,074)
Total Other Expenses	(274,369)	(266,439)	(945,954)
NET LOSS BEFORE INCOME TAXES	(511,351)	(73,237,262)	(81,193,929)
Income taxes	-	-	-
NET LOSS	$ (511,351)	$ (73,237,262)	$ (81,193,929)
BASIC AND DILUTED LOSS PER COMMON SHARE	$ (0.00)	$ (0.36)	
BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	211,123,649	202,498,360	

The accompanying notes are an integral part of these consolidated financial statements.

SCORPEX INTERNATIONAL, INC.
(A Development Stage Company)
Consolidated Statements of Stockholders' Deficit

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at inception on April 22, 2010	-	$ -	-	$ -	$ -	$ -	$ -
Issuance of founders' shares pursuant to acquisition of subsidiary	-	-	114,549,718	114,550	(114,450)	-	100
Cancellation of common shares	-	-	(114,808)	(115)	(49,885)	-	(50,000)
Common shares issued for cash	-	-	1,590,091	1,590	690,910	-	692,500
Common shares issued for services	-	-	2,870,201	2,870	1,247,130	-	1,250,000
Net loss from inception on May 22, 2010 through September 30, 2010	-	-	-	-	-	(5,482,561)	(5,482,561)
Balance, September 30, 2010	-	-	118,895,202	118,895	1,773,705	(5,482,561)	(3,589,961)
Cancellation of common stock	-	-	(1,614,201)	(1,614)	(1,386)	-	(3,000)
Common shares issued for cash	-	-	1,915,725	1,916	734,169	-	736,085
Common shares issued for services	-	-	803,656	803	349,197	-	350,000
Recapitalization pursuant to reverse acquisition of subsidiary	-	-	225,975	226	(490,845)	-	(490,619)
Common shares issued for debt	-	-	35,000,000	35,000	34,527	-	69,527
Common shares issued for services	-	-	1,800,000	1,800	782,116	-	783,916
Net loss for the year ended September 30, 2011	-	-	-	-	-	(1,962,755)	(1,962,755)
Balance, September 30, 2011	-	-	157,026,357	157,026	3,181,483	(7,445,316)	(4,106,807)
Common shares issued for cash	-	-	3,549,125	3,550	355,950	-	359,500
Common shares issued for services	-	-	4,548,167	4,548	2,429,507	-	2,434,055
Common shares issued for debt	-	-	46,000,000	46,000	303,884	-	349,884
Preferred shares issued for services	10,000,000	10,000	-	-	69,990,000		70,000,000
Forgiveness of related-party debt	-	-	-	-	110,474	-	110,474
Net loss for the year ended September 30, 2012	-	-	-	-	-	(73,237,262)	(73,237,262)
Balance, September 30, 2012	10,000,000	10,000	211,123,649	211,124	76,371,298	(80,682,578)	(4,090,156)
Net loss for the year ended September 30, 2013	-	-	-	-	-	(511,351)	(511,351)
Balance, September 30, 2013	10,000,000	$ 10,000	211,123,649	$ 211,124	$ 76,371,298	$ (81,193,929)	$ (4,601,507)

The accompanying notes are an integral part of these consolidated financial statements.

SCORPEX INTERNATIONAL, INC.
(A Development Stage Company)
Consolidated Statements of Cash Flows

	For the Year Ended September 30, 2013	For the Year Ended September 30, 2012	From inception on April 22, 2010 through September 30, 2013
CASH FLOWS FROM OPERATING ACTIVITIES			
Net loss	$ (511,351)	$ (73,237,262)	$ (81,193,929)
Adjustments to reconcile net loss to net cash used by operating activities:			
Impairment of fixed assets	-	-	144,120
Impairment of goodwill	-	-	3,632,400
Bad debt expense	-	-	188,880
Expenses paid on behalf of the Company by a related party	-	5,052	5,052
Preferred stock issued for services	-	70,000,000	70,000,000
Common stock issued for services	-	2,434,055	4,817,971
Changes to operating assets and liabilities:			
Advances receivable	-	-	(97,300)
Prepaid expenses	90,000	(90,000)	-
Accounts payable	4,274	148	15,893
Accrued interest payable	274,369	265,732	907,731
Net Cash Used in Operating Activities	(142,708)	(622,275)	(1,579,182)
CASH FLOWS FROM INVESTING ACTIVITIES			
Cash paid on note receivable	-	-	(78,000)
Net Cash Used in Investing Activities	-	-	(78,000)
CASH FLOWS FROM FINANCING ACTIVITIES			
Proceeds from related party payables	275,741	52,915	546,992
Repayments to related parties payable	(127,701)	(650)	(1,076,734)
Proceeds from notes payable	7,700	227,750	485,450
Proceeds from the sale of common stock	-	359,500	1,735,085
Net Cash Provided by Financing Activities	155,740	639,515	1,690,793
NET INCREASE (DECREASE) IN CASH	13,032	17,240	33,611
CASH AT BEGINNING OF YEAR	20,579	3,339	-
CASH AT END OF YEAR	$ 33,611	$ 20,579	$ 33,611

The accompanying notes are an integral part of these consolidated financial statements.

SCORPEX INTERNATIONAL, INC.
(A Development Stage Company)
Consolidated Statements of Cash Flows

		For the Year Ended September 30, 2013		For the Year Ended September 30, 2012	From inception on April 22, 2010 through September 30, 2013
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION					
CASH PAID FOR:					
Interest	$	-	$	-	
Income taxes	$	-	$	-	
NON CASH FINANCING ACTIVITIES:					
Common stock issued for debt	$	-	$	349,884	
Acquisition of subsidiary	$	-	$	-	
Recapitalization pursuant to reverse acquisition of subsidiary	$	-	$	-	
Forgiveness of related-party debt	$	-	$	110,474	

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1 – HISTORY AND ORGANIZATION

Business and Organization

Scorpex International, Inc. (the "Company")("Scorpex Int'l"), was originally incorporated in the State of Nevada on April 22, 2010 under the name Scorpion International Waste Solutions, Inc. On June 1, 2011 the Company changed its corporate name to Scorpex International, Inc.

Acquisition of Subsidiary

On June 1, 2010, the Company entered into two Share Exhange Agreements with Tratamientos Ambientales Scorpion, S.A. de C.V. (a corporation formed under the laws of Mexico)("T.A.S.") in order to consummate the acquisition of TAS.

The First Share Exchange Agreement was made with T.A.S., Scorpion, and Brian Skagen. Pursuant to this agreement, Mr. Skagen, who was a 65% owner of T.A.S. at the agreement date, agreed to exchange all his shares in TAS for 65,000,000 shares of the Company. In addition, the Company agreed to pay Mr. Skagen $100,000 in cash, and issue a note payable to Mr. Joseph Caywood, a creditor of Mr. Skagen, in the amount of $1,400,000.

The Second Share Exchange Agreement was made with T.A.S., Scorpion, and Joseph Caywood. Pursuant to this agreement, Mr. Caywood, who was a 35% owner of T.A.S. at the agreement date, agreed to exchange all his shares in TAS for 35,000,000 shares of the Company. In addition, the Company agreed to issue a note payable to Mr. Caywood in the amount of $2,000,000.

The acquisition of T.A.S. resulted in the Company recording goodwill in the amount of $3,632,400. Due to the uncertainty of the Company deriving future revenues from the acquisition of T.A.S. sufficient to justify the goodwill value, the Company elected to fully impair the related goodwill during the year ended September 30, 2010.

Recapitalization Transaction

On June 27, 2011, Scorpex, Inc. (a Nevada corporation) ("Scorpex") and its wholly-owned subsidiary Scorpex, Inc. (a Utah corporation) ("Merger-Sub") merged with and into the Company pursuant to an Agreement and Plan of Merger ("Merger Agreement"). The merger was accounted for as a reverse acquisition transaction, with Scorpex as the legal acquirer and Scorpex Int'l as the accounting acquirer. Pursuant to the Merger Agreement, the Company was the surviving entity and the separate existence of Merger-Sub ceased. All historical financial statement activity prior to the merger date is that of Scorpex Int'l. The Company's pre-merger equity activity has been retroactively restated in the financial statements to reflect the pre-merger activity of Scorpex, the legal acquirer.

To consummate the Merger, Scorpex issued 120,000,000 shares of common stock to the shareholders of Scorpex, Int'l in exchange for 100 percent of the issued and outstanding common stock of Scorpex Int'l. All shares of Scorpex Int'l were cancelled and retired and ceased to exist at the time of merger. The post-merger entity had 120,226,357 common shares issued and outstanding immediately following the consummation of the Merger. The management group of Scorpex Int'l was appointed to become the primary management group of the post-merger entity.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Basis

The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. The Company has elected a September 30 fiscal year end.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Principles of Consolidation

The accompanying consolidated financial statements for the years ended September 30, 2013 and 2012 include the accounts of the Company and its wholly-owned subsidiaries, Scorpex, Inc. and T.A.S. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash or cash equivalents.

Property and Equipment

Property and equipment is recorded at cost. Major additions and improvements are capitalized and depreciated over their estimated useful lives. Depreciation of property and equipment is determined using the straight-line method over their useful lives, which ranges from three to five years. Gains or losses on the sale or disposal of property and equipment are included in the statements of operations. Maintenance and repairs that do not extend the useful life of the assets are expensed as incurred.

Valuation of Long-Lived Assets

The Company follows ASC 360 regarding the valuations and carrying values of its long-lived assets. Long-lived tangible assets and definite-lived intangible assets are reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The Company uses an estimate of undiscounted future net cash flows of the assets over the remaining useful lives in determining whether the carrying value of the assets is recoverable. If the carrying values of the assets exceed the expected future cash flows of the assets, the Company recognizes an impairment loss equal to the difference between the carrying values of the assets and their estimated fair values. For the years ended September 30, 2013 and 2012 the Company recognized impairment expense of $-0-.

Goodwill

Goodwill represents the excess of the purchase price of an acquired enterprise or assets over the fair value of the identifiable net assets acquired. The Company tests goodwill for impairment annually and whenever events or changes in circumstances arise that indicate the carrying amount of goodwill may not be recoverable. In evaluating whether an impairment of goodwill exists, the Company compares the estimated fair value of a reporting unit against its carrying value. If the estimated fair value is lower than the carrying value, then a more detailed assessment is performed comparing the fair value of the reporting unit to the fair value of the assets and liabilities plus the goodwill carrying value of the reporting unit. If the fair value of the reporting unit is less than the fair value of its assets and liabilities plus goodwill, then an impairment charge is recognized to reduce the carrying value of goodwill by the difference.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Goodwill (Continued)

During the year ended September 30, 2010, the Company recorded impairment charges totaling $3,632,400. The 2010 impairment expense related to the Company's acquisition of the T.A.S. subsidiary and represented a complete impairment of the goodwill recorded in the acquisition.

Business Acquisitions

Business acquisitions are accounted for under the purchase method of accounting. Under that method, assets and liabilities of the business acquired are recorded at their estimated fair values as of the date of the acquisition, with any excess of the cost of the acquisition over the estimated fair value of the net tangible and intangible assets acquired recorded as goodwill. We make significant judgments and assumptions in determining the fair value of acquired assets and assumed liabilities, especially with respect to acquired intangibles. Using different assumptions in determining fair value could materially impact the purchase price allocation and our financial position and results of operations. Results of operations for acquired businesses are included in the consolidated financial statements from the date of acquisition.

Fair Value of Financial Instruments

The fair value accounting guidance defines fair value as "the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date." The definition is based on an exit price rather than an entry price, regardless of whether the entity plans to hold or sell the asset. This guidance also establishes a fair value hierarchy to prioritize inputs used in measuring fair value as follows:

- Level 1: Observable inputs such as quoted prices in active markets;
- Level 2: Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and
- Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The carrying amount of certain financial instruments, including accounts payable and accrued expenses, approximates fair value due to their short maturities.

Stock-Based Compensation

The Company follows the provisions of ASC 718 which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. The Company uses the Black-Scholes pricing model for determining the fair value of stock-based compensation.

Equity instruments issued to non-employees for goods or services are accounted at fair value when the service is complete or a performance commitment date is reached, whichever is earlier.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company accounts for income taxes in accordance with accounting guidance now codified as ASC 740, "Income Taxes," which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

The Company applies the provisions of ASC 740, "Accounting for Uncertainty in Income Taxes". The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company did not identify any material uncertain tax positions on returns that have been filed or that will be filed. The Company did not recognize any interest or penalties for unrecognized tax benefits during the years ended September 30, 2013 and 2012, nor were there any interest or penalties accrued as of September 30, 2013.

Basic and Diluted Loss per Common Share

Basic loss per share is calculated by dividing the Company's net loss applicable to common stockholders by the weighted average number of common shares during the period. Diluted loss per share is calculated by dividing the Company's net loss available to common stockholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Potentially dilutive shares, which include outstanding convertible notes payable, have not been included in the computation of diluted net loss per share attributable to common stockholders for all periods presented, as the results would be anti-dilutive. Such potentially dilutive shares are excluded when the effect would reduce net loss per share. There were 1,237,037 such potentially dilutive shares excluded as of September 30, 2013 and 2012, respectively.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of its consolidated financial statements. The Company's management believes that these recent pronouncements will not have a material effect on the Company's consolidated financial statements.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. During the year ended September 30, 2013, the Company realized a net loss of $511,351 and has incurred an accumulated deficit of $81,193,929. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

NOTE 3 - GOING CONCERN (CONTINUED)

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the Company include (1) obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses, and (2) seeking out and completing a merger with an existing operating company. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – NOTES PAYABLE

Pursuant to the Company's acquisition of T.A.S., the Company assumed a note payable in the amount of $108,000 on July 20, 2010. The note is non-interest bearing, is unsecured, and is due on demand. As of September 30, 2013 and 2012 the entire principal balance remains outstanding.

On February 3, 2011 the Company borrowed $100,000 from an unrelated third party. The note bears interest at a rate of 12.0 percent per annum, is unsecured, and is due on demand. The note is convertible into shares the Company's common stock at the option of the note holder at $0.50 per share. As of September 30, 2013 the full principal balance remains outstanding, with accrued interest payable of $31,858. The intrinsic value of the beneficial conversion feature and the debt discount associated with the equity to be issued in connection with the convertible debts were calculated based on the relative fair value of the equity in relation to the debt in accordance with ASC 470. The intrinsic value of the conversion feature at execution was $-0-.

On May 13, 2011 the Company borrowed $125,000 from an unrelated third party. The note bears interest at a rate of 9.0 percent per annum, is unsecured, and is due on demand. As of September 30, 2013 the entire principal balance of the note remains outstanding, with accrued interest payable of $26,815.

Pursuant to the Company's merger with Scorpex, Inc., the Company assumed a note payable in the amount of $28,000 on June 1, 2011. The note bears interest at a rate of 4.0 percent per annum, is unsecured, and is due on demand. The note is convertible into common shares at 60% of the closing bid price on and of the three days prior to the date of conversion. As of September 30, 2013 the entire principal balance remains outstanding, with accrued interest payable of $15,640. The intrinsic value of the beneficial conversion feature and the debt discount associated with the equity to be issued in connection with the convertible debts were calculated based on the relative fair value of the equity in relation to the debt in accordance with ASC 470. The intrinsic value of the conversion feature at execution was $-0-

On July 22, 2011 the Company borrowed $25,000 from an unrelated third party. The note bears interest at a rate of 9.0 percent per annum, is unsecured, and is due on demand. As of September 30, 2013 the entire principal balance of the note remains outstanding, with accrued interest payable of $4,932.

On May 26, 2011 the Company converted various notes payable totaling an aggregate of $69,527 into common stock by means of issuing an aggregate of 35,000,000 shares of common stock to the various note holders. The common shares issued were valued at the value of the debts converted.

On November 11, 2011 the Company converted various notes payable totaling an aggregate of $349,884 into common stock by means of issuing an aggregate of 46,000,000 shares of common stock to the various note holders. The common shares issued were valued at the value of the debts converted.

NOTE 4 – NOTES PAYABLE (Continued)

On November 15, 2011 the Company began a series of periodic cash borrowings from an unrelated third party. These borrowings were all made pursuant to the same note terms, with the note principal accruing interest at a rate of 9.0 percent per annum. The note is unsecured, and due on demand. As of September 30, 2013 the principal balance on the note totaled $235,450, with accrued interest payable of $33,051.

NOTE 5 – NOTES PAYABLE, RELATED PARTIES

From April 1, 2010 through October 1, 2010 the Company borrowed an aggregate of $132,700 from a related party. All of the notes bear interest at a rate of 8.0 percent per annum, are unsecured, and are due on demand. During the year ended September 30, 2010 the Company borrowed $54,700 under these notes and made principal payments totaling $34,500. During the year ended September 30, 2011 the Company borrowed $78,000 under the notes and made principal payments totaling $1,000, bringing the aggregate principal balance to $97,200 at September 30, 2013 and 2012. At September 30, 2013 and 2012 accrued interest on the notes totaled $24,269 and $16,493, respectively.

Beginning during the 2010 fiscal year, a Company officer has made periodic cash advances to the Company. These advances are unsecured, non-interest bearing, and have no formal repayment terms, other than being due on demand. As of September 30, 2013 and 2012, the Company owed $290,643 and $142,603 pursuant to these advances.

On June 1, 2010 the Company consummated two share exchange agreements in order to complete the acquisition of T.A.S. (see Note 1). Pursuant to these agreements, the Company agreed to issue three separate notes payable to related parties. The notes are as follows:

1) Note payable to a Company shareholder in the amount of $100,000, bearing interest at 8.0 percent per annum, unsecured, due on or before March 22, 2012. On October 1, 2011 the note was forgiven in its entirety, along with all accrued interest. Accordingly, the Company wrote-off the principal balance, along with all accrued interest at October 1, 2011, to additional paid-in capital. The aggregate total of the write-down was $110,474.

2) Note payable to a Company shareholder in the amount of $1,400,000, bearing interest at 8.0 percent per annum, unsecured, due on or before March 22, 2012. As of September 30, 2013 and 2012 the entire principal balance of this note remains unpaid, with accrued interest totaling $373,436 and $261,436, respectively.

3) Note payable to a Company shareholder in the amount of $2,000,000, bearing interest at 8.0 percent per annum, unsecured, due on or before March 22, 2012. This note replaced $1,818,000 in advances payable and accrued wages payable from T.A.S. to the shareholder. During the year ended September 30, 2010 the Company purchased $182,000 in fixed assets from the shareholder, the price of which was added to the principal balance of this note. In addition, the Company made cash payments on the note totaling $313,550, leaving an unpaid principal balance of $1,868,450 at September 30, 2010. During the year ended September 30, 2011 the Company made cash payments on the note totaling $599,333, leaving an unpaid principal balance of $1,269,117 at September 30, 2013 and 2012. Accrued interest payable totaled $387,798 and $286,269 at September 30, 2013 and 2012, respectively.

Pursuant to the Company's merger with Scorpex, Inc., the Company assumed a note payable to a related party in the amount of $21,830. The note bears no interest, is unsecured, and is due on demand. On August 10, 2011 the Company borrowed an additional $1,000 under the same terms. During the year ended September 30, 2012 the Company borrowed $890 and made principal payments of $1,540 on this note, leaving an outstanding principal balance of $22,180 as of September 30, 2013 and 2012.

NOTE 6 – ACQUISITION OF SUBSIDIARY

On June 1, 2010, the Company acquired Tratamientos Ambientales Scorpion, S.A. de C.V. ("T.A.S.")(see Note 1). The acquisition was consummated via the issuance of 100,000,000 common shares, and the assumption of certain notes payable.

The assets and liabilities of T.A.S. as of the acquisition date were recorded at their respective estimated fair values. The allocation of the purchase price was as follows:

Consideration Paid:		
Notes payable assumed	$	1,950,400
New notes payable		1,682,000
Total Purchase Price	$	3,632,400
Consideration Received:		
Goodwill	$	3,632,400
Net Value of Assets Purchased	$	3,632,400

NOTE 7 – STOCKHOLDERS' DEFICIT

The Company is authorized to issue two classes of stock. The total number of shares authorized to be issued by the Company is 10,000,000 shares of preferred stock at a par value of $0.001 per share and 500,000,000 shares of common stock at a par value of $0.001. As of September 30, 2013 and 2012, the Company has 10,000,000 shares of preferred stock issued and outstanding, and 211,123,679 shares of common stock issued and outstanding.

Preferred Stock

On November 9, 2011 the Company designated and authorized 10,000,000 shares of Series "A" preferred stock. According to the terms of the preferred stock, each share of Series A preferred stock is convertible into shares of the Company's common stock at a conversion ratio of ten shares of common stock for every one share of preferred stock. The Company's Series A preferred stock is not entitled to receive any dividends, has no liquidation rights, and is not entitled to any voting rights. On November 9, 2011 the Company issued 10,000,000 shares of preferred stock to a Company officer as compensation for services rendered. The preferred shares were valued at the market value of the common shares the preferred shares are convertible into, resulting at an aggregate value of $70,000,000.

Common Stock

On June 1, 2010 the Company issued 114,549,718 shares of common stock to founders, pursuant to the acquisition of T.A.S. The shares were issued at an aggregate value of $100.

During the year ended September 30, 2010 the Company issued 1,590,091 shares of common stock for cash. The issuances resulted in total cash proceeds of $692,500. The Company also issued 2,870,201 shares of common stock for services rendered. These shares were valued at the most recent cash sale prices, and were valued at an aggregate of $1,250,000. Additionally, the Company cancelled 114,808 shares of common stock during the year via a stock buyback, from which the Company paid $50,000.

During the year ended September 30, 2011 the Company issued 2,603,656 shares of common stock for cash. The issuances resulted in total cash proceeds of $736,085. The Company also issued 803,656 shares of common stock for services rendered. These shares were valued at the most recent cash sale prices, and were valued at an aggregate of $1,131,917. Additionally, the Company issued 35,000,000 shares of common stock in settlement of $69,527 in outstanding debts. The Company also cancelled 1,614,201 shares of common stock during the year, of which 6,888 were cancelled via a stock buyback, from which the Company paid $3,000.

NOTE 7 – STOCKHOLDERS' DEFICIT (Continued)

Common Stock (Continued)

On June 27, 2011 the Company issued 225,975 shares of common stock pursuant to a recapitalization transaction with Scorpex, Inc. (see Note 1). All common stock transactions taking place before this date have been retroactively restated so as to incorporate the effects of the recapitalization.

During the year ended September 30, 2012 the Company issued 3,549,125 shares of common stock for cash, resulting in total cash proceeds of 359,500. The Company also issued 3,548,167 shares of common stock as payment for services rendered. These shares were valued at the market value of the common stock on the date of issuance, and result in an aggregate total of $2,164,619. Additionally, the Company issued 1,000,000 shares of common stock for prepaid services valued at $270,000. The Company issued an additional 46,000,000 shares of common stock for debt. These common shares were valued at the value of the debt being retired, resulting in an aggregate value of $349,884.

NOTE 8 – INCOME TAXES

The Company's provision for income taxes was $-0- and $-0- for the years ended September 30, 2013 and 2012, respectively, since the Company has accumulated taxable losses from operations. ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Accordingly, a full valuation allowance equal to the deferred tax asset has been recorded.

The total deferred tax asset is calculated by multiplying a 34 percent marginal tax rate by the cumulative Net Operating Loss ("NOL"). At September 30, 2013, the Company has available $2,862,558 of NOL's which expire in various years beginning in 2030 and carrying forward through 2033. The tax effects of significant items comprising the Company's net deferred taxes as of September 30, 2013 and 2012 were as follows:

	September 30, 2013	September 30, 2012
Cumulative NOL	$ 2,862,558	$ 2,351,207
Deferred Tax Assets:		
Net operating loss carry forwards	(27,606,128)	(27,432,268)
Preferred stock issued for services	23,800,000	23,800,000
Common stock issued for services	1,546,502	1,546,502
Bad debt expense	51,340	51,340
Impairment expense	1,235,016	1,235,016
Valuation allowance	973,270	799,410
	$ -	$ -

SCORPEX INTERNATIONAL, INC.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012

NOTE 8 – INCOME TAXES (Continued)

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34 percent to net loss before provision for income taxes for the following reasons:

	September 30, 2013	September 30, 2012
Income tax benefit at U. S. federal statutory rates:	$ (173,859)	$ (24,900,861)
Preferred stock issued for services	-	23,800,000
Common stock issued for services	-	735,970
Change in valuation allowance	173,859	364,890
	$ -	$ -

The Company files federal and Nevada income tax returns subject to statutes of limitations. The years ended September 30, 2013, and 2012 are subject to examination by federal and state tax authorities.

NOTE 9 - SUBSEQUENT EVENTS

In accordance with ASC 855, Company management reviewed all material events through the date of this filing, and there are no material subsequent events to report.